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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       __________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 3, 1997



                          BENTLEY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


      MISSOURI                      0-19503                     43-1325291
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                   Number)                  Identification
    organization)                                                Number)


             9719 CONWAY ROAD
           ST. LOUIS, MISSOURI                                 63124
 (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (314) 569-1659


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ITEM 5.    OTHER EVENTS.

       On January 24, 1997, three creditors of Janco Designs, Inc., a wholly-owned subsidiary of the Registrant ("Janco"), filed an involuntary petition pursuant to Chapter 7 of the United States Bankruptcy Code against Janco in the United States District Court for the Eastern District of Missouri, Case No. 97-40682-399.

       The bankruptcy petition follows significant declines in Janco's sales revenues and net income since the beginning of 1996. The declines were attributable to, among other things, competition in the industry, unauthorized chargebacks taken by one of Janco's largest customers, and allocation of fixed expenses over a smaller sales base. Despite management's attempts to improve Janco's financial situation, Janco's sales revenues and net income continued to decline. After careful review of the alternatives for obtaining a work-out with Janco's creditors and restructuring Janco into a viable concern, Janco's management has determined to discontinue Janco's operations and to wind up Janco's business affairs in coordination with Janco's secured lenders.

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                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 3, 1997

                                       BENTLEY INTERNATIONAL, INC.



                                    By  /s/ Lloyd R. Abrams
                                       -------------------------------------
                                        Lloyd R. Abrams, President and
                                        Chief Executive Officer


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